Filed Pursuant to Rule 424(b)(2)
Registration No. 333-281830

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 28, 2024)

SYSCO CORPORATION

$600,000,000 4.400% Senior Notes due 2031

$650,000,000 4.950% Senior Notes due 2036

Sysco Corporation (“Sysco”) is offering $600,000,000 aggregate principal amount of its 4.400% Senior Notes due 2031 (the “2031 notes”) and $650,000,000 aggregate principal amount of its 4.950% Senior Notes due 2036 (the “2036 notes” and, together with the 2031 notes, the “notes”). The 2031 notes will mature on July 25, 2031, and the 2036 notes will mature on March 25, 2036.

Sysco will pay interest semi-annually in arrears on the 2031 notes on January 25 and July 25 of each year, beginning July 25, 2026, and on the 2036 notes on March 25 and September 25, beginning September 25, 2026.

Sysco has the option to redeem some or all of the notes at any time as described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement.

Upon a change of control repurchase event with respect to either or both series of notes, Sysco will be required to make an offer to repurchase all of the outstanding notes of the applicable series at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Change of Control Repurchase Event.”

The notes will be our general unsecured senior obligations and will rank equally in right of payment with all of Sysco’s other existing and future unsecured and unsubordinated indebtedness and will be structurally subordinated to the indebtedness of our subsidiaries.

The notes initially will be fully and unconditionally guaranteed by Sysco’s direct and indirect wholly owned domestic subsidiaries that guarantee Sysco’s other senior notes issued under the indenture governing the notes or any of Sysco’s other indebtedness. Subsidiaries acquired or created in the future may or may not become guarantors, but any domestic subsidiary that guarantees Sysco’s other senior notes or other indebtedness must also guarantee the notes. The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors and rank equally in right of payment with all existing and future unsecured senior indebtedness of the respective subsidiary guarantors.

Each series of notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended June 28, 2025 to read about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount		Proceeds, Before Expenses, to Sysco
	Per Note	Total	Per Note	Total	Per Note	Total
4.400% Senior Notes due 2031	99.997%	$599,982,000.00	0.350%	$2,100,000.00	99.647%	$597,882,000.00
4.950% Senior Notes due 2036	99.637%	$647,640,500.00	0.450%	$2,925,000.00	99.187%	$644,715,500.00
Total		$1,247,622,500.00		$5,025,000.00		$1,242,597,500.00

The public offering prices set forth above do not include accrued interest, if any. Interest on the notes of each series will accrue from February 13, 2026 and must be paid by the purchasers if the notes are delivered after February 13, 2026.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants, including Clearstream Banking, S.A., Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on February 13, 2026.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	TD Securities	Wells Fargo Securities

Deutsche Bank Securities	PNC Capital Markets LLC	Truist Securities	US Bancorp

Co-Managers

Barclays	BNP PARIBAS	Rabo Securities	Scotiabank	BMO Capital Markets

Lloyds Securities	Siebert Williams Shank	Zions Capital Markets	AmeriVet Securities	Independence Point Securities

Prospectus Supplement dated February 10, 2026

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement. When used in this prospectus supplement, unless otherwise indicated, the term “prospectus” refers to this prospectus supplement together with the accompanying prospectus. Before investing in the notes, you should read carefully both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses filed by us with the U.S. Securities and Exchange Commission (“SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws. We are not making an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

We expect delivery of the notes will be made against payment therefor on or about February 13, 2026, which is the third business day following the date of pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

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WHERE YOU CAN FIND MORE INFORMATION

Sysco files annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements and other information regarding Sysco, are available to the public at the SEC’s website at http://www.sec.gov, and on Sysco’s website, http://www.sysco.com. The information contained on or that can be accessed through our website is not incorporated in, and is not part of, this prospectus supplement or the accompanying prospectus.

We have filed with the SEC an automatic shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) covering the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be accessed through the SEC’s website referred to above. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC after the date of this prospectus supplement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we complete our offering of the securities offered by this prospectus supplement and the accompanying prospectus. We are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including any furnished information, any Compensation and Leadership Development Committee report, performance graph or information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), unless otherwise specified.

•	Annual Report on Form 10-K for the fiscal year ended June 28, 2025;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended September 27, 2025 and December 27, 2025;

•	Information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 2, 2025; and

•	Current Reports on Form 8-K, filed with the SEC on September 8, 2025, November 17, 2025, and November 21, 2025.

Any statement contained or incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, or in any subsequently filed document, which also is incorporated by reference herein or therein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

Sysco Corporation

Investor Relations

1390 Enclave Parkway

Houston, Texas 77077-2099

Telephone: (281) 584-2615

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “projected,” “continues,” “continuously,” variations of such terms, and similar terms and phrases denoting anticipated or expected occurrences or results. Examples of forward-looking statements include, among others, our expectation regarding settlement timing, our expected capitalization as a result of this offering, our expected application of the proceeds from this offering, and our anticipated market prices and plan of distribution of the notes. Forward-looking statements may also include statements incorporated by reference herein from other filings, including various statements relating to future financial performance and results, business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions and other statements that are not historical facts. Such statements are based on management’s current expectations and estimates; actual results may differ materially due in part to the risk factors within Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 28, 2025 and in our subsequent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” on page S-6 of this prospectus supplement, and the risk factors set forth below:

•	the risk that if sales from our locally managed customers do not grow at the same rate as sales from multi-unit customers, our gross margins may decline;

•	the risk that economic uncertainties can negatively impact consumer confidence and negatively impact foot traffic to restaurants;

•	periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability generally, and our inability to predict inflation over the long term;

•	the risk that our efforts to modify truck routing in order to reduce outbound transportation costs may be unsuccessful;

•	the risk that we may not realize anticipated benefits from our operating cost reduction efforts, including our ability to accelerate and/or identify additional administrative cost savings;

•	risks related to unfavorable conditions in the Americas and Europe and the impact on our results of operations and financial condition;

•

the risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected;

•

the risk that competition in our industry and the impact of group purchasing organizations may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

•	the risk that our relationships with long-term customers may be materially diminished or terminated;

•	the risk that changes in consumer eating habits could materially and adversely affect our business, financial condition, or results of operations;

•	the impact and effects of public health crises, pandemics and epidemics, and the adverse impact thereof on our business, financial condition and results of operations;

•	the risk that we may not be able to fully compensate for increases in fuel costs, and forward purchase commitments intended to contain fuel costs could result in above market fuel costs;

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•	the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

•	the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

•	risks related to unfavorable changes to the mix of locally managed customers versus corporate-managed customers;

•	difficulties in successfully expanding into international markets and complimentary lines of business;

•	the potential impact of product liability claims;

•

the risk that we fail to comply with requirements imposed by applicable law or government regulations, including but not limited to those related to environmental and tax and accounting laws, rules and regulations;

•	risks related to our ability to effectively finance and integrate acquired businesses;

•	risks related to our access to borrowed funds in order to grow and any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

•	our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

•	the risk that we may not be able to effectively execute our capital allocation framework;

•	the risk that divestiture of one or more of our businesses may not provide the anticipated effects on our operations;

•

risks related to our ability to return capital to stockholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases;

•	due to our reliance on technology, any technology disruption or delay in implementing new technology could have a material negative impact on our business;

•	the risk of negative impacts to our business and our relationships with customers from a cybersecurity incident and/or other technology disruptions;

•	risks related to our ability to attract, motivate and retain employees, including key personnel;

•	risks related to labor issues, including the renegotiation of union contracts and shortage of qualified labor; and

•

the risk that the exclusive forum provisions in our amended and restated bylaws could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. You should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, could have a material adverse effect on our business, financial condition and results of operations. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference for a more complete understanding of our business and the terms of the notes. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended June 28, 2025 for information regarding risks you should consider before investing in the notes. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Unless we indicate otherwise or the context otherwise requires, references to “Sysco,” “we,” “us” or “our” in this prospectus supplement are to Sysco Corporation, together with its subsidiaries. The terms “2031 notes” and “2036 notes” refer to the 4.400% Senior Notes due 2031 and the 4.950% Senior Notes due 2036, respectively. The term “notes” refers to both series of notes, together.

The Company

Sysco Corporation, acting through its subsidiaries and divisions, is the largest global distributor of food and related products primarily to the foodservice or food-away-from-home industry. Our purpose is “Connecting the World to Share Food and Care for One Another.” We provided products and related services to approximately 730,000 customer locations, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers during fiscal 2025.

Founded in 1969, Sysco commenced operations as a public company in March 1970 when the stockholders of nine companies exchanged their stock for Sysco common stock. Since our formation, we have grown from $115 million to our all-time high of $81.4 billion in annual sales in fiscal 2025, both through internal expansion of existing operations and acquisitions.

We distribute food and related products to restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. Our primary operations are located in North America and Europe. Under the accounting provisions related to disclosures about segments of an enterprise, we have combined certain operations into three reportable segments. “Other” financial information is attributable to our other operations that do not meet the quantitative disclosure thresholds.

•

U.S. Foodservice Operations – primarily includes (a) our U.S. Broadline operations, which distribute a full line of food products, including custom-cut meat, seafood, produce, specialty Italian, specialty imports and a wide variety of non-food products and (b) our U.S. Specialty operations, which include our FreshPoint fresh produce distribution business, our Buckhead | Newport Meat & Seafood specialty protein operations, our growing Italian Specialty platform anchored by Greco & Sons, Inc., our Edward Don restaurant equipment and supplies distribution business, our Asian specialty distribution company and a number of other small specialty businesses that are not material to the operations of Sysco;

•

International Foodservice Operations – includes operations outside of the United States (U.S.), which distribute a full line of food products and a wide variety of non-food products. The Americas primarily consists of operations in Canada, Bahamas, Costa Rica and Panama, as well as our export operations that distribute to international customers. Our European operations primarily consist of operations in the United Kingdom (U.K.), France, Ireland and Sweden;

•	SYGMA – our U.S. customized distribution operations serving quick-service chain restaurant customer locations; and

•	Other – primarily our hotel supply operations, Guest Worldwide.

Foodservice operating sites distribute a full line of food products and a wide variety of non-food products to both independent and chain restaurant customers, hospitals, schools, hotels, industrial caterers and other venues where foodservice products are served. SYGMA operating sites distribute a full line of food products and a wide variety of non-food products to certain chain restaurant customer locations.

Sysco’s customers in the foodservice industry include restaurants, hospitals and skilled nursing facilities, schools and colleges, hotels and motels, industrial caterers and other similar venues where foodservice products are served.

The products we distribute include:

•	frozen foods, such as meats, seafood, fully prepared entrées, fruits, vegetables and desserts;

•	canned and dry foods;

•	fresh meats and seafood;

•	dairy products;

•	beverage products;

•	imported specialties; and

•	fresh produce.

We also supply a wide variety of non-food items, including:

•	paper products such as disposable napkins, plates and cups;

•	tableware such as glassware and silverware;

•	cookware such as pots, pans and utensils;

•	restaurant and kitchen equipment and supplies; and

•	cleaning supplies.

Our distribution centers, which we refer to as operating sites, distribute branded merchandise, as well as products packaged under our private brands. Products packaged under our private brands have been manufactured for Sysco according to specifications that have been developed by our quality assurance team. In addition, our quality assurance team certifies the manufacturing and processing plants where these products are packaged, enforces our quality control standards and identifies supply sources that satisfy our requirements.

Sysco’s fiscal year ends on the Saturday nearest to June 30th. This resulted in a 52-week year ended June 28, 2025 for fiscal 2025, a 52-week year ended June 29, 2024 for fiscal 2024, and a 52-week year ended July 1, 2023 for fiscal 2023. The company will have a 52-week year ending June 27, 2026 for fiscal 2026.

We are a Delaware corporation, and our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099. Our telephone number is (281) 584-1390. Our common stock is listed on the New York Stock Exchange under the trading symbol “SYY.”

The Offering

Issuer	Sysco Corporation

Notes Offered	$600,000,000 aggregate principal amount of our 4.400% Senior Notes due 2031; and

$650,000,000 aggregate principal amount of our 4.950% Senior Notes due 2036.

Interest Rate	Interest will accrue on the 2031 notes from February 13, 2026 at a rate of 4.400% per annum.

Interest will accrue on the 2036 notes from February 13, 2026 at a rate of 4.950% per annum.

Interest Payment Dates	Interest will be payable semi-annually in arrears on January 25 and July 25, commencing July 25, 2026, with respect to the 2031 notes and on March 25 and September 25, commencing September 25, 2026, with respect to the 2036 notes.

Maturity	The 2031 notes will mature on July 25, 2031.

The 2036 notes will mature on March 25, 2036.

Guarantees	The notes initially will be fully and unconditionally guaranteed by our direct and indirect wholly owned domestic subsidiaries that guarantee our other senior notes issued under the indenture governing the notes or any of our other indebtedness. Subsidiaries acquired or created in the future may or may not become guarantors, but any domestic subsidiary that guarantees our other senior notes or our other indebtedness must also guarantee the notes. See “Description of Notes—Guarantees.”

Ranking	The notes will be our unsecured obligations. The notes will rank equally in right of payment with all our other existing and future unsecured senior indebtedness, effectively junior in right of payment to our future secured indebtedness to the extent of the value of the assets securing that indebtedness and senior to any of our future subordinated indebtedness. As of December 27, 2025, we had, on a consolidated basis, outstanding total debt of approximately $13.6 billion, including approximately $11.1 billion in aggregate principal amount of unsecured senior indebtedness outstanding. Adjusted to give effect to the issuance of the notes offered hereby, our consolidated outstanding total debt as of December 27, 2025 would have been approximately $14.8 billion, including approximately $12.3 billion in aggregate principal amount of unsecured senior indebtedness outstanding.

The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors. The subsidiary guarantees will rank equally in right of payment with all other existing and future unsecured senior indebtedness of our subsidiary guarantors and will effectively rank junior to any future secured indebtedness of our subsidiary guarantors to the extent of the value of the assets securing such indebtedness. As of December 27, 2025, Sysco had no secured indebtedness and Sysco’s subsidiary guarantors had no secured indebtedness other than a total of $842.4 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries. See “Capitalization” and “Description of Notes—Ranking.”

Optional Redemption	Prior to June 25, 2031 with regard to the 2031 notes (one month prior to their maturity date) (the “2031 Notes Par Call Date”) and prior to December 25, 2035 with regard to the 2036 notes (three months prior to their maturity date) (the “2036 Notes Par Call Date” and, together with the 2031 Notes Par Call Date, each is referred to hereinafter as a “Par Call Date”), we may redeem the notes of such series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) a “make-whole” amount calculated by reference to the sum of the present values of the remaining scheduled payments of principal and interest on the notes of the applicable series being redeemed discounted to the date of redemption and (2) 100% of the principal amount of the notes of the applicable series to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the applicable Par Call Date, we may redeem the notes of such series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the date of redemption. See “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	If a Change of Control Repurchase Event occurs with respect to either or both series of notes, we will be required to make an offer to repurchase all the outstanding notes of the applicable series at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. A Change of Control Repurchase Event would occur with respect to a series of notes if there occurred both (i) a Change of Control with respect to Sysco and (ii) a Below Investment Grade Ratings Event with respect to the notes of such series. See “Description of Notes—Change of Control Repurchase Event,” which includes definitions of the capitalized terms used in this paragraph.

Further Issuances

We may, without notice to or the consent of the holders or beneficial owners of the notes of either series, issue additional notes of a series having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) as the notes of that series offered hereby. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes of that series offered hereby.

Certain U.S. Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax consideration of the acquisition, ownership and disposition of the notes, see “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We estimate that we will receive approximately $1.24 billion from the offering of the notes, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of the offering of the notes for general corporate purposes, including to repay outstanding borrowings under our commercial paper programs. See “Use of Proceeds.”

Settlement	We expect delivery of the notes will be made against payment therefor on or about February 13, 2026, which is the third business day following the date of pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Governing Law	The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form	The notes will be issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will be represented by one or more permanent global notes in book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Trustee	U.S. Bank Trust Company, National Association.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the section under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 28, 2025 for discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

You should carefully consider the following information about risks, together with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 28, 2025, which includes a discussion of the material risks related to Sysco and is incorporated by reference herein, before making an investment in the notes. Any of these risk factors could materially and adversely affect our business, financial condition, results of operations and future prospects, as well as the market value of the notes. We also urge you to carefully consider the factors set forth under the heading “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Notes

Our substantial indebtedness and any additional indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

After giving effect to the issuance of the notes offered hereby, we will continue to have a significant amount of indebtedness. As of December 27, 2025, we had, on a consolidated basis, outstanding total debt of approximately $13.6 billion and shareholders’ equity of approximately $2.3 billion. Adjusted to give effect to the issuance of the notes offered hereby, as of December 27, 2025, we would have had, on a consolidated basis, outstanding total debt of approximately $14.8 billion and shareholders’ equity of approximately $2.3 billion. See “Capitalization.”

Our substantial amount of debt could have important consequences for you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	limit our ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

•	increase our vulnerability to adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

We may incur substantial additional indebtedness in the future. Although the instruments governing our unsecured indebtedness, including the indenture governing the notes, limit our ability to incur secured indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. The indenture does not limit our or our subsidiaries’ ability to incur certain additional unsecured indebtedness. Any significant additional indebtedness incurred may adversely impact our ability to service our debt, including our obligations under the notes.

We will depend on distributions of cash flow and earnings of our subsidiaries to meet our payment obligations under the notes and our other obligations.

We derive a substantial portion of our operating income from, and hold a significant amount of assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries to meet our payment obligations under the notes and our other obligations. Our subsidiaries are separate and distinct legal entities and, unless they are guarantors of the notes, will have no obligation to pay any amounts due on the notes and will have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make distributions and other payments to us, and our subsidiaries could agree to contractual restrictions on their ability to make distributions to us.

Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some of our subsidiaries will not guarantee the notes. Such non-guarantor subsidiaries currently include our international and SYGMA subsidiaries, as well as our custom-cut meat, specialty produce, restaurant equipment and supplies, hotel supply and certain other subsidiaries. The notes will be structurally subordinated to all existing and future liabilities and preferred equity of the subsidiaries that do not guarantee the notes. In the event of liquidation, dissolution, reorganization, bankruptcy, winding up or any similar proceeding with respect to any such subsidiary, creditors and preferred equity holders of that subsidiary generally would have the right to be paid in full before any distribution is made to us. As of December 27, 2025, the total liabilities, including trade payables, of our non-guarantor subsidiaries were approximately $8.3 billion, and our non-guarantor subsidiaries collectively owned approximately 59.5% of our consolidated total assets. For the fiscal year ended June 28, 2025 and the 13-week period ended December 27, 2025, our non-guarantor subsidiaries accounted for approximately 39.1% and 40.2%, respectively, of our consolidated sales.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.

Certain of our subsidiaries will guarantee our payment obligations under the notes. The issuance of the guarantees by the subsidiary guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce a subsidiary guarantee or may subordinate the notes or such guarantee to the applicable subsidiary guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might take such actions if it found that when the applicable subsidiary guarantor entered into its guarantee the applicable subsidiary guarantor received less than reasonably equivalent value or fair consideration and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a subsidiary guarantor pursuant to its guarantee could be avoided and required to be returned to such subsidiary guarantor or to a fund for the benefit of such guarantor’s creditors, and, accordingly, the court might direct you to repay any amounts that you had already received from such subsidiary guarantor.

To the extent a court avoids a subsidiary guarantee as a fraudulent transfer or holds a subsidiary guarantee unenforceable for any other reason, holders of notes would cease to have any direct claim in respect of that guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

The notes are not secured by any of our assets and any secured creditors would have a prior claim on our assets.

The notes are not secured by any of our assets. The terms of the indenture permit us to incur a specified amount of secured indebtedness without equally and ratably securing the notes. See “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Liens” in the accompanying prospectus. If we become insolvent or are liquidated, or if payment under any agreements governing any secured debt is accelerated, the lenders under our secured debt agreements would be entitled to exercise the remedies available to a secured lender. Accordingly, the lenders would have a prior claim on our assets to the extent of their liens, and it is possible that there would be insufficient assets remaining from which claims of the holders of these notes can be satisfied. As of December 27, 2025, neither Sysco Corporation nor any of its subsidiary guarantors had any secured indebtedness other than a total of $842.4 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.

We may be unable to repurchase the notes upon a change of control.

Upon a Change of Control Repurchase Event, as defined in the indenture, we will be required to make an offer to repurchase all of the outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. If a change of control were to occur, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the notes.

Any failure to make an offer to repurchase, or to repay holders tendering notes, upon a change of control will result in an event of default under the notes. We may not have the financial resources to repurchase the notes, particularly if a change of control event triggers a similar repurchase requirement for other indebtedness or results in the acceleration of other indebtedness. See “Description of Notes—Change of Control Repurchase Event.”

Active trading markets for the notes may not develop.

Each series of notes is a new issue of securities with no established trading market, and we do not intend to list either series of notes on any securities exchange or include them in any automated quotation system. Although the underwriters have informed us that they intend to make markets in the notes, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. If active trading markets do not develop or are not maintained with respect to a series of notes, holders of that series of notes may experience difficulty reselling, or be unable to sell, those notes. Future trading prices for the notes may be adversely affected by many factors, including prevailing interest rates, our financial condition, results of operations and cash flows, the condition of the industries in which we operate generally, the then-current ratings assigned to the notes and the market for similar securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

Ratings of the notes may not reflect all risks of an investment in the notes and negative changes in our credit ratings may adversely affect your investment in the notes.

We expect that the notes will be rated initially by at least three nationally recognized statistical rating organizations. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market prices or suitability for a particular investor. In addition, ratings at any time may be lowered, placed on negative outlook or watch or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market prices of, the notes.

An increase in market interest rates will likely result in a decrease in the market prices of the notes.

In general, when market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value. The condition of the financial markets and prevailing interest rates have fluctuated in the past and may fluctuate in the future, which could have an adverse effect on the market prices of the notes. Consequently, if you purchase notes and market interest rates increase, the market prices of the notes will likely decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

We estimate that we will receive approximately $1.24 billion from the offering of the notes, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of the offering of the notes for general corporate purposes, including to repay outstanding borrowings under our commercial paper programs. Pending the application of the net proceeds of the offering of the notes, we intend to invest the net proceeds from this offering primarily in cash, cash equivalents and U.S. government securities.

As of December 27, 2025, the outstanding balance under our commercial paper programs was approximately $1.3 billion. The outstanding commercial paper issuances as of December 27, 2025 have a weighted-average maturity of 44 days and an average interest rate of 3.4149%. Our commercial paper programs are used for general corporate purposes.

Certain of the underwriters are dealers under our commercial paper programs or our other outstanding indebtedness. As a result, certain of the underwriters may receive a portion of the net proceeds from the offering of the notes. See “Underwriting.”

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 27, 2025 on:

•	an actual basis; and

•	an as adjusted basis giving effect to the issuance of the notes offered hereby, as described under “Use of Proceeds.”

	Actual	As adjusted
	(In thousands except for share data)
Cash:	$1,221,714	$2,460,727
Short-term Debt:(1)
Senior notes, interest at 3.30%, maturing on July 15, 2026	999,408	999,408
Long-term Debt:(1)
Commercial paper(2)	1,313,260	1,313,260
Debentures, interest at 7.16%, maturing on April 15, 2027	43,175	43,175
Debentures, interest at 6.50%, maturing on August 1, 2028	155,220	155,220
Senior notes, interest at 5.375%, maturing on September 21, 2035	382,889	382,889
Senior notes, interest at 6.625%, maturing on March 17, 2039	199,952	199,952
Senior notes, interest at 5.95%, maturing on April 1, 2030	995,634	995,634
Senior notes, interest at 4.85%, maturing on October 1, 2045	496,884	496,884
Senior notes, interest at 6.60%, maturing on April 1, 2040	350,490	350,490
Senior notes, interest at 4.50%, maturing on April 1, 2046	495,110	495,110
Senior notes, interest at 3.25%, maturing on July 15, 2027	748,580	748,580
Senior notes, interest at 4.45%, maturing on March 15, 2048	493,552	493,552
Senior notes, interest at 2.40%, maturing on February 15, 2030	497,856	497,856
Senior notes, interest at 3.30%, maturing on February 15, 2050	495,152	495,152
Senior notes, interest at 6.60%, maturing on April 1, 2050	1,177,575	1,177,575
Senior notes, interest at 2.45%, maturing on December 1, 2031	446,940	446,940
Senior notes, interest at 3.15%, maturing on December 1, 2051	788,116	788,116
Senior notes, interest at 5.75%, maturing on January 17, 2029	497,282	497,282
Senior notes, interest at 6.00%, maturing on January 17, 2034	507,314	507,314
Senior notes, interest at 5.10%, maturing on September 23, 2030	695,719	695,719
Senior notes, interest at 5.40%, maturing on March 23, 2035	561,522	561,522
Senior notes, interest at 4.400%, maturing on July 25, 2031	—	596,162
Senior notes, interest at 4.950%, maturing on March 25, 2036	—	642,852
Plant and equipment financing programs, finance leases, notes payable, and other debt, interest averaging 5.38% and maturing at various dates to fiscal 2052	1,248,407	1,248,407

Total debt	13,590,038	14,829,051
Less current maturities of long-term debt	(1,149,825)	(1,149,825)
Less notes payable	—	—

Long-term debt net of current maturities	$12,440,213	$13,679,226
Shareholders’ equity:
Preferred stock, par value $1 per share; 1,500,000 shares authorized; none issued	—	—
Common stock, par value $1 per share; 2,000,000,000 shares authorized; 765,174,900 issued	765,175	765,175
Paid-in capital	2,047,876	2,047,876
Retained earnings	13,382,612	13,382,612
Accumulated other comprehensive loss	(1,088,361)	(1,088,361)
Less cost of treasury stock (286,247,800 shares)	(12,824,564)	(12,824,564)

Total shareholders’ equity	$2,282,738	$2,282,738

Total capitalization(3)	$15,872,776	$17,111,789

(1)	Amounts set forth reflect the carrying value of the debt.
(2)	The commercial paper programs have outstanding borrowings of $1.89 billion as of February 5, 2026.
(3)	Total capitalization consists of debt including current maturities, notes payable and shareholders’ equity.

DESCRIPTION OF NOTES

The following description of certain material terms of the notes and the guarantees does not purport to be complete. This description adds information to the description of the general terms and provisions of the senior debt securities and guarantees in the accompanying prospectus under the heading “Description of Debt Securities and Guarantees.” To the extent this description differs from the description in the accompanying prospectus, you should rely on the description in this prospectus supplement.

The following description is subject to, and is qualified in its entirety by reference to, the indenture (the “base indenture”), dated as of June 15, 1995, between Sysco and The Bank of New York Mellon Trust Company, N.A., as successor trustee (“Bank of New York Mellon”), as supplemented by the Thirteenth Supplemental Indenture, dated as of February 17, 2012, among Sysco, Bank of New York Mellon and the subsidiary guarantors, and two related supplemental indentures (each applicable to one of the series of the notes) to be entered into among Sysco, U.S. Bank Trust Company, National Association, as trustee for each series of the notes offered hereby (the “trustee”), and the subsidiary guarantors, creating and defining the terms of the notes and the guarantees and the forms of the notes attached thereto, to be dated the date of delivery of the notes (we refer to each supplemental indenture, together with the base indenture, as the “indenture”).

Certain capitalized terms used in the following description are defined in the indenture. As used in the following description, the terms “Sysco,” “we,” “us” and “our” refer to Sysco Corporation, and not any of its subsidiaries, unless the context requires otherwise.

We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the notes. A copy of the indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus is a part. You may request copies of the indenture from us at our address set forth above under “Where You Can Find More Information.”

We may, without notice to or consent of the holders or beneficial owners of the notes of either series, issue additional notes of a series having the same ranking, interest rate, maturity and other terms (except the issue date, public offering price and, if applicable, the initial interest payment date) as the notes of that series offered hereby. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes of that series offered hereby.

The notes will be issued only in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 thereof. No service charge will be made for any registration of transfer or any exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

We do not intend to list the notes on any national securities exchange or included them in any automated dealer quotation system.

Except as set forth under the caption “Material U.S. Federal Income Tax Considerations,” we make no representation as to the tax consequences of purchasing, holding, or selling the notes, or a beneficial interest in the notes, under federal, state, or non-U.S. tax laws. Prospective holders of notes or beneficial interests in the notes are encouraged to consult with their own tax advisors with respect to such tax consequences.

Principal, Maturity and Interest

The 4.400% Senior Notes due 2031, initially limited to $600,000,000 aggregate principal amount and which will mature on July 25, 2031 (the “2031 notes”), and the 4.950% Senior Notes due 2036, initially limited to $650,000,000 aggregate principal amount and which will mature on March 25, 2036 (the “2036 notes” and, together with the 2031 notes, the “notes”), will each constitute a series of senior debt securities issued under the indenture. The trustee will act as registrar, paying agent and authenticating agent and perform administrative duties for us, such as sending out interest payments and notices under the indenture.

The 2031 notes will bear interest at a fixed rate per year of 4.400%, beginning on February 13, 2026, or from the most recent date to which interest has been paid or provided for, payable semiannually in arrears to holders of record at the close of business on the January 10 and July 10 (whether or not a Business Day (as defined below)) immediately preceding the respective interest payment on January 25 and July 25 of each year, respectively. The 2036 notes will bear interest at a fixed rate per year of 4.950%, beginning on February 13, 2026, or from the most recent date to which interest has been paid or provided for, payable semiannually in arrears to holders of record at the close of business on the March 10 and September 10 (whether or not a Business Day) immediately preceding the respective interest payment on March 25 and September 25 of each year, respectively.

If either a date for payment of principal or interest on the notes or the maturity date of the notes falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. In that case, as to each series of the notes, no interest will accrue on or be payable for the period from and after the original payment date to such next succeeding Business Day. For these purposes, “Business Day” means any day which is a day that is not a Saturday or Sunday or a legal holiday in which banking institutions are authorized or required by law to close in New York, New York.

Interest will be calculated on the basis of a 360-day year comprising twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

Payments of principal of and interest on the notes issued in book-entry form will be made as described below under “—Book-Entry Delivery and Form—Depositary Procedures.” Payments of principal of and interest on notes issued in definitive form, if any, will be made as described below under “—Book-Entry Delivery and Form—Payment and Paying Agents.”

The notes do not contain any sinking fund provisions.

In some circumstances, we may elect to discharge our obligations on the notes through defeasance or covenant defeasance. See “Description of Debt Securities—Defeasance” in the accompanying prospectus for more information about how we may do this.

We may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Ranking

The notes will be unsecured obligations of Sysco and will rank equally in right of payment with all of its other unsecured senior indebtedness, whether currently existing or incurred in the future.

As of December 27, 2025, Sysco had, on a consolidated basis, outstanding total debt of approximately $13.6 billion, including approximately $11.1 billion in aggregate principal amount of unsecured senior indebtedness outstanding. Adjusted to give effect to the issuance of the notes offered hereby, Sysco’s consolidated outstanding total debt as of December 27, 2025 would have been approximately $14.8 billion, including approximately $12.3 billion in aggregate principal amount of unsecured senior indebtedness outstanding. See “Capitalization.”

The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors and will rank equally in right of payment with all other unsecured senior indebtedness, whether currently existing or incurred in the future, of the respective subsidiary guarantors.

The notes and the subsidiary guarantees will effectively rank junior to any future secured indebtedness of Sysco and the subsidiary guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of December 27, 2025, Sysco had no secured indebtedness and Sysco’s subsidiary guarantors had no secured indebtedness other than a total of $842.4 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.

The notes will be structurally subordinated to all liabilities (excluding intercompany loans) of Sysco’s existing and future subsidiaries that are not guaranteeing or do not guarantee the notes. As of December 27, 2025, the total liabilities, including trade payables, of our non-guarantor subsidiaries were approximately $8.3 billion, and our non-guarantor subsidiaries collectively owned approximately 59.5% of our consolidated total assets. For the fiscal year ended June 28, 2025 and the 13-week period ended December 27, 2025, our non-guarantor subsidiaries accounted for approximately 39.1% and 40.2%, respectively, of our consolidated sales. See “Risk Factors—Risks Related to the Notes—Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

An event of default for a particular series of notes under the indenture will not necessarily constitute an event of default for other series of notes or for any other series of debt securities under the base indenture.

Guarantees

Initially, the subsidiary guarantors will jointly and severally, fully and unconditionally, guarantee, on an unsecured, senior basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the notes, when and as the same becomes due and payable according to the terms of the notes, and any other amounts payable under the indenture. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors— Risks Related to the Notes—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.”

The subsidiary guarantors initially will consist of our direct and indirect wholly owned domestic subsidiaries that guarantee our payment obligations under the other senior notes issued under the indenture or any of our other indebtedness, which are certain of our U.S. Broadline subsidiaries. We will cause any of our other existing or future domestic subsidiaries that guarantee our payment obligations under such other senior notes or such other indebtedness to execute and deliver to the trustee supplemental indentures in a form satisfactory to the trustee pursuant to which such subsidiary guarantees our payment obligations with respect to the notes on the terms provided for in the indenture.

The guarantee of any subsidiary guarantor may be released under certain circumstances. If we exercise our defeasance option with respect to the notes of either series as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Defeasance,” then any subsidiary guarantor effectively will be released with respect to that series of notes. Further, each subsidiary guarantee will remain in full force and effect until the earliest to occur of the date, if any, on which (1) the applicable guarantor shall consolidate with or merge into Sysco or any successor of Sysco and (2) Sysco or any successor of Sysco consolidates with or merges into the applicable guarantor.

Optional Redemption

We may redeem the notes of either series at our option, in whole or in part, at any time and from time to time.

Prior to June 25, 2031 with regard to the 2031 notes (one month prior to their maturity date) (the “2031 Notes Par Call Date”) and prior to December 25, 2035 with regard to the 2036 notes (three months prior to their maturity date) (the “2036 Notes Par Call Date” and together with the 2031 Notes Par Call Date, each is referred to hereinafter as a “Par Call Date”), Sysco may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of the applicable series to be redeemed discounted to the redemption date (assuming the notes of the applicable series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points for the 2031 notes and 15 basis points for the 2036 notes, less (b) unpaid interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of calculating the redemption price in connection with the redemption of the notes of a series on any redemption date, the following terms have the meanings set forth below:

On or after the applicable Par Call Date, Sysco may redeem the notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Sysco in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Sysco after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Sysco shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, Sysco shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Sysco shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Sysco shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Notice of any redemption of the notes of either series in connection with a corporate transaction that is pending (including an equity offering or an incurrence of indebtedness, but excluding, for the avoidance of doubt, a Change of Control (as defined below) that constitutes a Change of Control Repurchase Event (as defined below)) may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of the transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the redemption date. We will notify holders of any such rescission as soon as practicable after we determine that we will not be able to satisfy or otherwise waive such condition precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Sysco’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Unless Sysco defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Certain Covenants

The covenants described in the accompanying prospectus under the captions “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Liens” and “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Sale and Lease-Back Transactions” apply to the notes.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the notes as described above or have defeased the notes as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees—Defeasance,” we will be required to make an irrevocable offer to each holder of notes to repurchase all or any part (equal to or in excess of $2,000 and in integral multiples of $1,000 above that amount) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at our option, prior to a Change of Control, but in either case, after the public announcement of the Change of Control, we will give, or shall cause to be given, a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event, offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, disclosing that any note not tendered for repurchase will continue to accrue interest, and specifying the procedures for tendering notes. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly distribute to each holder of notes properly tendered the purchase price for the notes deposited by us. We will execute, and the authenticating agent will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new note equal in principal amount to any unpurchased portion of any notes surrendered provided that each new note will be in a principal amount of an integral multiple of $1,000. We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. The definition of Change of Control includes the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets, taken as whole with our subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of us and our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following terms have the meanings set forth below:

“Below Investment Grade Ratings Event” means, with respect to a series of the notes, that on any day during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as any of the Rating Agencies (as defined below) has publicly announced that it is considering a possible ratings change), the notes of such series cease to be rated Investment Grade (as defined below) by at least two of the three Rating Agencies. Unless at least two of the three Rating Agencies are providing a rating for the notes of such series at the commencement of any Trigger Period, the notes of such series will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (as defined below) or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) Sysco consolidates with, or merges with or into, any Person (as defined in the base indenture), or any Person consolidates with, or merges with or into, Sysco, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Sysco or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Sysco outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (3) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our consolidated assets, including the assets of our subsidiaries, taken as a whole, to one or more Persons (other than us or one of our subsidiaries); (4) the first day on which a majority of the members of our Board of Directors is composed of members who are not Continuing Directors; or (5) the adoption of a plan relating to the liquidation or dissolution of Sysco. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

Under clause (4) of the definition of Change of Control described above, a Change of Control will occur when a majority of our directors are not Continuing Directors. In a decision in connection with a proxy contest, the Court of Chancery of Delaware held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors” solely for purposes of avoiding the triggering of such change of control clause, provided that the incumbent directors give their approval in the good faith exercise of their fiduciary duties. Therefore, in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors, holders of the notes may not be entitled to require us to make an offer.

“Change of Control Repurchase Event” means, with respect to a series of the notes, the occurrence of both a Change of Control and a Below Investment Grade Ratings Event for the notes of such series. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or higher by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or higher by Fitch (or its equivalent under any successor rating categories of Fitch).

“Moody’s” means Moody’s Ratings, Inc., a subsidiary of Moody’s Corporation and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, Sysco may appoint a replacement for such Rating Agency that is a nationally recognized statistical rating agency.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Discharge

With regard to each series of the notes, if at any time we have:

•	paid or caused to be paid the principal of and interest on all of the applicable series of notes in accordance with their terms;

•	delivered to the trustee for cancellation all of the applicable series of the notes; or

•

irrevocably deposited with the trustee cash or U.S. government obligations in trust for the benefit of the holders of the applicable series of the notes that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest thereon;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture with respect to the applicable series of the notes, then the indenture shall cease to be of further effect with respect to the applicable series of the notes, except as to certain rights and with respect to the transfer and exchange of the notes, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of the applicable series of notes that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to such applicable series of the notes.

Book-Entry Delivery and Form

General

The notes of each series will be issued in registered, global form in denominations of $2,000 and integral multiples of $1,000 above that amount. Initially, each series of notes will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.

The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC’s partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme. See “—Depositary Procedures” below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note representing a series of the notes may not be exchanged for notes of that series in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. Neither we nor the trustee take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to the procedures established by DTC:

•	upon deposit of each global note, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global note; and

•

ownership of such interests in each global note will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global note).

Investors in a global note who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in a global note who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Because DTC or its nominee will be the only registered holder of the global notes under the indenture, Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme can hold positions in the global notes through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Accordingly, investors in a global note can hold interests in the global notes through Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, but only if they are participants in these systems or indirectly through organizations that are participants in these systems. All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in a global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including a global note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes. Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in a global note, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global note; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the applicable global note as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global note and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC has agreed to the procedures described above to facilitate transfers of interests in the global note among participants, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and its book-entry systems has been obtained from sources we believe to be reliable, but neither we nor the trustee take any responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

Each global note is exchangeable for certificated notes of the same series in definitive, fully registered form without interest coupons only in the following limited circumstances:

•	DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global note or (2) has ceased to be a clearing agency registered under the Exchange Act; or

•	we notify the trustee in writing that we have elected to cause the issuance of certificated notes under the indenture.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and Paying Agents

Payments on each global note will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent maintained in the Borough of Manhattan, The City of New York. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the notes of either series will be given to DTC, as the registered holder of the global notes for that series. If a global note for either series is exchanged for notes in definitive form, notices to holders of the notes will be made by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

The Trustee

U.S. Bank Trust Company, National Association is the trustee for each series of notes offered hereby. The trustee’s current address is U.S. Bank Trust Company, National Association, 1255 Corporate Drive, 6th Floor, Irving, Texas 75038, Attn: Corporate Trust Administration. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

Governing Law

The indenture, the notes and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes that generally are applicable to holders that purchase notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold such notes as capital assets pursuant to Section 1221(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based upon the applicable provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary is provided for general information purposes only and does not purport to address all tax considerations that may be important to holders in light of their particular circumstances. Additionally, this summary does not apply to certain categories of holders that may be subject to special tax rules (such as financial institutions, insurance companies, tax-exempt organizations, brokers, dealers, or traders in securities, persons who hold the notes through partnerships or other pass-through entities, regulated investment companies, controlled foreign corporations or passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, persons subject to the mark-to-market method of accounting, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, or persons who hold the notes as part of a hedge, conversion transaction, straddle, or other risk reduction transaction). Finally, this summary does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws), the so-called “Medicare tax” on net investment income, the alternative minimum tax and any applicable foreign, state or local tax laws.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partnerships or partners in partnerships that hold notes should consult their own tax advisors regarding the consequences to them of the partnership’s acquisition, ownership and disposition of the notes.

We have not sought, nor do we intend to obtain, any ruling from the Internal Revenue Service (the “IRS”) or an opinion from counsel with respect to the statements made herein. We cannot assure you that the IRS will not challenge any of the considerations described herein and/or that such challenge will not be sustained by a court of applicable jurisdiction.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OF THE NOTES. THIS DISCUSSION IS NOT A SUBSTITUTE FOR YOUR OWN ANALYSIS OF THE TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF THE NOTES. IF YOU ARE CONSIDERING THE PURCHASE OF THE NOTES, WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF THE NOTES IN LIGHT OF YOUR OWN SITUATION.

Payments of Additional Amounts

We may be required to make payments of additional amounts to holders of the notes under certain circumstances as described under “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control Repurchase Event.” We intend to treat the possibility of any such additional payment as remote and therefore not resulting in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our treatment will be binding on all holders, except for a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. Our determination, however, is not binding on the IRS, and if the IRS were to challenge this determination, you could be required to accrue interest on the notes under the rules applicable to debt instruments that provide for alternative payment schedules or contingent payments. Under these rules, a holder could be required to treat any gain recognized on the sale or disposition of a note as ordinary income, and the timing and amount of income inclusion could be different than as described herein. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. We urge you to consult a tax advisor regarding the possible application of the contingent payment debt instrument rules to your investment in the notes.

Material U.S. Federal Income Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder. For purposes of this summary, a “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:

•	an individual U.S. citizen or resident alien;

•	a corporation (or other entity treated as a corporation) that is created or organized under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under the applicable Treasury regulations to be treated as a United States person (as defined under the Code).

Interest

Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

You generally will recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in gross income) and your tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your tax basis in the note generally will equal the amount you paid for the note. The gain or loss generally will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts may be eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation.

Information Reporting and Backup Withholding

Information reporting will apply to payments of interest on, and the proceeds of the sale, redemption, exchange, retirement or other taxable disposition of, notes held by you, and backup withholding (currently at a rate of 24%) will apply to such payments unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. For purposes of this summary, a “non-U.S. holder” means a beneficial owner of a note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. holder as defined above under “—Material U.S. Federal Income Tax Consequences to U.S. Holders.”

Interest

Subject to the discussions under “ —Information Reporting and Backup Withholding” and “ —Foreign Account Tax Compliance” below, under the portfolio interest exemption, payments of interest on a note that you receive generally will not be subject to U.S. federal income or withholding tax if the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:

•	do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	are not a bank whose receipt of interest on a note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	are not a controlled foreign corporation that is related, actually or constructively, to us within the meaning of the Code; and

•

(i) provide us, our paying agent or the person who would otherwise be required to withhold tax from the interest a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), stating your name and address and certifying under penalties of perjury that you are not a United States person (as defined under the Code), (ii) have your financial institution that holds the notes on your behalf certify, under penalties of perjury, that it has received a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from you and it provides us with a copy, or (iii) hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files that indicates you are not a United States person (as defined under the Code).

If the portfolio interest exemption is not available with respect to interest on a note, then such interest may be subject to U.S. federal income and withholding tax at a rate of 30% (or lower applicable treaty rate, if any). To claim an exemption from (or reduction in) U.S. federal income and withholding tax under the benefits of an applicable income tax treaty, you must provide us, the paying agent or the person who otherwise would be required to withhold tax from the interest with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form).

Interest on a note that is effectively connected with your conduct of a trade or business in the United States (and, where a treaty applies, is attributable to a permanent establishment or fixed base maintained by you in the United States) is not subject to U.S. federal withholding tax if you provide us, our paying agent or the person who otherwise would be required to withhold tax from such payment of interest with a properly completed IRS Form W-8ECI (or successor form). However, you generally will be subject to U.S. federal income tax on such interest on a net income basis generally in the same manner as a U.S. holder. In addition, if you are a corporation for U.S. federal income tax purposes, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the conduct by you of a trade or business in the United States.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance” below, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, where a treaty applies, is attributable to a permanent establishment or fixed base maintained by you in the United States);

•

you are an individual who is present in the United States for 183 days or more in the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition occurs and certain other conditions are met; or

•	the gain represents accrued interest, in which case the rules for taxation of interest would apply.

If you are a non-U.S. holder subject to U.S. federal income tax under the first bullet point, you will be taxed on a net income basis generally in the same manner as if you were a U.S. holder. In addition, if you are a corporation for U.S. federal income tax purposes, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the conduct by you of a trade or business in the United States. Non-U.S. holders subject to U.S. federal income tax only under the second bullet point will be taxed on the net gain at a rate of 30% (or lower applicable treaty rate, if any).

Information Reporting and Backup Withholding

The interest on a note and the amount of tax (if any) withheld from such payment of interest generally will be reported to the IRS on IRS Form 1042-S. Neither information reporting on IRS Form 1099 nor backup withholding will apply to interest payments or to amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note if a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E is provided to us, our paying agent or other appropriate person and if, in the case of amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note, certain other information is provided. However, the exemption from backup withholding and information reporting requirements does not apply if the withholding agent or an intermediary knows or has reason to know that such exemption is not available to you.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally is allowable as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required in certain circumstances on payments of interest in respect of notes held by or through a “foreign financial institution” (as specifically defined for this purpose) that does not qualify for an exemption from these rules, unless the institution (i) enters into, and complies with, an agreement with the IRS to undertake certain diligence and to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold 30% on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, undertakes such diligence and reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, payments of interest in respect of notes held by or through a “non-financial foreign entity” (as specifically defined for this purpose) that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.”

Under current provisions of the Code, gross proceeds from a sale or other disposition of obligations that can produce U.S.-source interest, such as the notes, also can be subject to the FATCA withholding tax. Treasury regulations have been proposed, however, that would eliminate FATCA withholding tax on such gross proceeds from the sale or other disposition of notes after January 1, 2019. According to the preamble to such proposed Treasury regulations, taxpayers generally may rely on the proposed Treasury regulations until final Treasury regulations are issued (which regulations could be subject to change).

We will not pay any additional amounts to holders of notes in respect of any amounts withheld under FATCA. Prospective holders should consult their tax advisors regarding the possible implications of the FATCA rules on their investment in the notes.

UNDERWRITING

We, the subsidiary guarantors and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain terms and conditions in the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has severally, and not jointly, agreed to purchase from us the principal amount of notes indicated in the following table:

Underwriters	Principal Amount of 2031 Notes	Principal Amount of 2036 Notes
BofA Securities, Inc.	$62,160,000	$67,340,000
Goldman Sachs & Co. LLC	62,160,000	67,340,000
J.P. Morgan Securities LLC	62,160,000	67,340,000
TD Securities (USA) LLC	62,160,000	67,340,000
Wells Fargo Securities, LLC	62,160,000	67,340,000
Deutsche Bank Securities Inc.	42,600,000	46,150,000
PNC Capital Markets LLC	42,600,000	46,150,000
Truist Securities, Inc.	42,600,000	46,150,000
U.S. Bancorp Investments, Inc.	42,600,000	46,150,000
Barclays Capital Inc.	16,500,000	17,875,000
BNP Paribas Securities Corp.	16,500,000	17,875,000
Rabo Securities USA, Inc.	16,500,000	17,875,000
Scotia Capital (USA) Inc.	16,500,000	17,875,000
BMO Capital Markets Corp.	10,500,000	11,375,000
Lloyds Securities Inc.	10,500,000	11,375,000
Siebert Wiliams Shank & Co., LLC	10,500,000	11,375,000
Zions Direct, Inc.	10,500,000	11,375,000
AmeriVet Securities, Inc.	5,400,000	5,850,000
Independence Point Securities LLC	5,400,000	5,850,000

Total	$600,000,000	$650,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial offering prices set forth on the cover of this prospectus supplement. Any 2031 notes or 2036 notes sold by the underwriters to securities dealers may be sold at a discount from the initial offering price of up to 0.210% or 0.270%, respectively, of the principal amount of such series of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial offering price of up to 0.140% or 0.180%, respectively, of the principal amount of such series of notes. If all the notes of a series are not sold at their initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and as a total):

	Paid by Sysco
	Per note	Total
2031 notes	0.350%	$2,100,000.00
2036 notes	0.450%	$2,925,000.00

We estimate that our total expenses of the offering, excluding the underwriting discounts, will be approximately $3.6 million.

Each series of notes is a new issue of securities with no established trading market. Sysco has been advised by the underwriters that the underwriters intend to make a market in the notes of each series but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes of either series offered hereby.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes of each series may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of certain of the underwriters are lenders under our credit facility. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses. Additionally, U.S. Bank Trust Company, National Association, an affiliate of U.S. Bancorp Investments, Inc., is trustee for the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Sysco (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Any of the underwriters or their affiliates that have a lending relationship with us routinely hedge or may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Affiliates of certain of the underwriters are dealers under our commercial paper programs and may hold commercial paper notes thereunder. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding commercial paper held by at least one of the underwriters or their affiliates, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. In such event, this offering will be made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering. If there is a “conflict of interest” under FINRA Rule 5121, the underwriters who will be receiving such proceeds will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes described in this prospectus supplement and the accompanying prospectus in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out herein.

United Kingdom

This prospectus supplement and any other material in relation to the notes may be distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the POATRs) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons.” In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and may be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.

UK PRIIPs Regulation / Prohibition of Sales to UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of

Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.

The above selling restriction is in addition to any other selling restrictions set out herein.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. No underwriter may publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, Sysco or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103

Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice or otherwise intermediate the offering or sale of the notes in Taiwan.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by King & Spalding LLP, Houston, Texas. Certain legal matters relating to the notes will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Sysco Corporation and its subsidiaries (“Sysco”), appearing in Sysco’s Annual Report (Form 10-K) for the year ended June 28, 2025, and the effectiveness of Sysco’s internal control over financial reporting as of June 28, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

SYSCO CORPORATION

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

AND

GUARANTEES OF DEBT SECURITIES

We may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, including shares of common stock and preferred stock and one or more series of debt securities. We may also offer shares of common stock upon conversion of the preferred stock. We will offer securities to the public using this prospectus on terms determined by market conditions. We may issue debt securities in registered form without coupons or in bearer form with or without coupons attached. We may issue debt securities denominated in and/or payable in U.S. dollars or in foreign currency or currency units. If indicated in the relevant prospectus supplement, the debt securities issued by Sysco may be fully and unconditionally guaranteed by one or more of Sysco Corporation’s directly or indirectly wholly owned subsidiaries.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering, the prices and the terms of the securities being offered. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. We will also name the managing underwriters with respect to each series sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 10 of this prospectus, in our annual report on Form 10-K for the year ended June 29, 2024, and any similar section contained in the applicable prospectus, and in any documents incorporated by reference herein or therein, for factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer securities through dealers, underwriters or agents designated from time to time, as set forth in the applicable prospectus supplement. Our net proceeds from any offering will be the purchase price minus the following: the discount if we offer through an underwriter; the commission if we use an agent; and other expenses attributable to issuance and distribution. We may also sell securities directly to investors on our own behalf. In the case of sales made directly by us, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SYY.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The date of this prospectus is August 28, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to such offering. The prospectus supplement, any free writing prospectus and any pricing supplement may also add to, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please carefully read this prospectus, the prospectus supplement, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Sysco or any underwriter, dealer or agent. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof. You should not assume that the information in this prospectus, any supplement to this prospectus or any document incorporated by reference is accurate at any date other than the date of the document in which such information is contained or such other date referred to in that document, regardless of the time of any sale or issuance of a security. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

As used in this prospectus, unless otherwise specified or where it is clear from the context that the term only means Sysco Corporation, the terms “Sysco,” the “Company,” “we,” “us,” and “our” refer to Sysco Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

Sysco files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Sysco’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco are also available to the public at the SEC’s website at http://www.sec.gov, and are also available on Sysco’s website, www.sysco.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows Sysco to “incorporate by reference” information we file with the SEC, which means that Sysco can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but we are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including any Compensation and Leadership Development Committee report and performance graph or information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), unless otherwise specified.

•	Sysco’s Annual Report on Form 10-K for the fiscal year ended June 29, 2024;

•	Sysco’s Current Reports on Form 8-K filed on August 5, 2024 and August 16, 2024; and

•

The description of Sysco’s common stock contained in Sysco’s registration statement on Form 8-A filed under Section 12 of the Exchange Act and set forth in Exhibit 4.9 to our Annual Report on Form 10-K for the year ended June  29, 2024, including any amendment or report filed for the purpose of updating such description, including Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2000.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

Sysco Corporation

Investor Relations

1390 Enclave Parkway

Houston, Texas 77077-2099

Telephone: (281) 584-2615

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “projected,” “continues,” “continuously,” variations of such terms, and similar terms and phrases denoting anticipated or expected occurrences or results. Examples of forward-looking statements include, but are not limited to, statements about:

•	our expectations of an improving market over the course of fiscal 2025;

•	our expectations regarding the ability of our supply chain and facilities to remain in place and operational;

•	our plans regarding our transformation initiatives and the expected effects from such initiatives, including the Sysco Driver Academy;

•	statements regarding uncollectible accounts, including that if collections continue to improve, additional reductions in bad debt expense could occur;

•	our expectations that our Recipe for Growth strategy will allow us to better serve our customers and differentiate Sysco from our competition;

•	our expectations regarding our fiscal 2025 sales and our rate of sales growth in fiscal 2025 and the three years of our long-range plan;

•	our expectations regarding the impact of inflation on sales, gross margin rates and gross profit dollars;

•	our expectations regarding gross margins in fiscal 2025;

•	our plans regarding cost savings, including our target for cost savings through fiscal 2025 and the impact of costs savings on the company;

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our belief that our purpose will allow us to grow substantially faster than the foodservice distribution industry and deliver profitable growth through our Recipe for Growth transformation, and statements regarding our plans with respect to our strategic pillars that support this growth transformation;

•	our expectations regarding the use and investment of remaining cash generated from operations;

•	the expected long-term rate of return on plan assets of our U.S. Retirement Plan;

•	the sufficiency of our available liquidity to sustain our operations for multiple years;

•	estimates regarding the outcome of legal proceedings;

•	the impact of seasonal trends on our free cash flow;

•	estimates regarding our capital expenditures and the sources of financing for our capital expenditures;

•	our expectations regarding the impact of potential acquisitions and sales of assets on our liquidity, borrowing capacity, leverage ratios and capital availability;

•	our expectations regarding real sales growth in the U.S. foodservice market and trends in produce markets;

•	our expectations regarding the calculation of adjusted return on invested capital, adjusted operating income, adjusted net earnings and adjusted diluted earnings per share;

•	our expectations regarding the impact of future Certain Items on our projected future non-GAAP and GAAP results;

•	our expectations regarding our effective tax rate in fiscal 2025;

•	the sufficiency of our mechanisms for managing working capital and competitive pressures, and our beliefs regarding the impact of these mechanisms;

•	our ability to meet future cash requirements, including the ability to access financial markets effectively, including issuances of debt securities, and maintain sufficient liquidity;

•	our expectations regarding the payment of dividends, and the growth of our dividend, in the future;

•	our expectations regarding future activity under our share repurchase program;

•	future compliance with the covenants under our revolving credit facility;

•	our ability to effectively access the commercial paper market and long-term capital markets; and

•	our intention to repay our long-term debt with cash on hand, cash flow from operations, issuances of commercial paper, issuances of senior notes, or a combination thereof.

These statements are based on management’s current expectations and estimates; actual results may differ materially due in part to the risk factors within Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 29, 2024 and in our subsequent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” on page 10 of this prospectus, and the risk factors set forth below:

•	the risk that if sales from our locally managed customers do not grow at the same rate as sales from multi-unit customers, our gross margins may decline;

•	periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability generally;

•	the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit;

•	the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may be unsuccessful;

•	the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges;

•	risks related to unfavorable conditions in the Americas and Europe and the impact on our results of operations and financial condition;

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the risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected;

•	the impact of unexpected future changes to our business initiatives based on management’s subjective evaluation of our overall business needs;

•	the risk that the actual costs of any business initiatives may be greater or less than currently expected;

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the risk that competition in our industry and the impact of group purchasing organizations may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

•	the risk that our relationships with long-term customers may be materially diminished or terminated;

•	the risk that changes in consumer eating habits could materially and adversely affect our business, financial condition, or results of operations;

•	the impact and effects of public health crises, pandemics and epidemics, and the adverse impact thereof on our business, financial condition and results of operations;

•	the risk that changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results;

•	the risk that we may not be able to fully compensate for increases in fuel costs, and forward purchase commitments intended to contain fuel costs could result in above market fuel costs;

•	the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

•	the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

•	risks related to unfavorable changes to the mix of locally managed customers versus corporate-managed customers;

•	the risk that we may not realize anticipated benefits from our operating cost reduction efforts;

•	difficulties in successfully expanding into international markets and complimentary lines of business;

•	the potential impact of product liability claims;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	risks related to our ability to effectively finance and integrate acquired businesses;

•	risks related to our access to borrowed funds in order to grow and any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

•	our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

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the risk that the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending;

•	the risk that divestiture of one or more of our businesses may not provide the anticipated effects on our operations;

•	the risk that future labor disruptions or disputes could disrupt the integration of Brake France and Davigel into Sysco France and our operations in France and the EU generally;

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the risk that factors beyond management’s control, including fluctuations in the stock market, as well as management’s future subjective evaluation of the company’s needs, would impact the timing of share repurchases;

•	due to our reliance on technology, any technology disruption or delay in implementing new technology could have a material negative impact on our business;

•	the risk of negative impacts to our business and our relationships with customers from a cybersecurity incident and/or other technology disruptions;

•	the risk that changes in the method of determining LIBOR, or the replacement of LIBOR with an alternative reference rate, may adversely affect interest expense related to outstanding debt;

•	the potential requirement to pay material amounts under our multiemployer defined benefit pension plans;

•	our funding requirements for our company-sponsored qualified pension plan may increase should financial markets experience future declines;

•	labor issues, including the renegotiation of union contracts and shortage of qualified labor;

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capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending;

•	the risk that the anti-takeover benefits provided by our preferred stock may not be viewed as beneficial to stockholders; and

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the risk that the exclusive forum provisions in our amended and restated bylaws (our “Bylaws”) could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. You should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus, including the documents incorporated by reference herein, could have a material adverse effect on our business, financial condition and results of operations. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

SYSCO CORPORATION

Sysco Corporation, acting through its subsidiaries and divisions, is the largest global distributor of food and related products primarily to the foodservice or food-away-from-home industry. Our purpose is “Connecting the World to Share Food and Care for One Another.” We provided products and related services to approximately 730,000 customer locations, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers during fiscal 2024.

Founded in 1969, Sysco commenced operations as a public company in March 1970 when the stockholders of nine companies exchanged their stock for Sysco common stock. Since our formation, we have grown from $115 million to our all-time high of $78.8 billion in annual sales in fiscal 2024, both through internal expansion of existing operations and acquisitions.

Sysco distributes food and related products to restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. Our primary operations are in North America and Europe. Under the accounting provisions related to disclosures about segments of an enterprise, we have combined certain operations into three reportable segments. “Other” financial information is attributable to our other operations that do not meet the quantitative disclosure thresholds.

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U.S. Foodservice Operations – primarily includes (a) our U.S. Broadline operations, which distribute a full line of food products, including custom-cut meat, seafood, produce, specialty Italian, specialty imports and a wide variety of non-food products; and (b) our U.S. Specialty operations, which include our FreshPoint fresh produce distribution business, our Specialty Meats and Seafood Group specialty protein operations, our growing Italian Specialty platform anchored by Greco & Sons Inc., Edward Don & Company (Edward Don), acquired in the second quarter of fiscal 2024, which distributes restaurant equipment and supplies, our Asian specialty distribution company and a number of other small specialty businesses that are not material to the operations of Sysco;

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International Foodservice Operations – includes operations outside of the United States (U.S.), which distribute a full line of food products and a wide variety of non-food products. The Americas primarily consists of operations in Canada, Bahamas, Mexico, Costa Rica and Panama, as well as our export operations that distribute to international customers. Our European operations primarily consist of operations in the United Kingdom (U.K.), France, Ireland and Sweden;

•	SYGMA – our U.S. customized distribution operations serving quick-service chain restaurant customer locations; and

•	Other – primarily our hotel supply operations, Guest Worldwide.

Sysco’s customers in the foodservice industry include restaurants, hospitals and skilled nursing facilities, schools and colleges, hotels and motels, industrial caterers and other similar venues where foodservice products are served.

The products we distribute include:

•	frozen foods, such as meats, seafood, fully prepared entrées, fruits, vegetables and desserts;

•	canned and dry foods;

•	fresh meats and seafood;

•	dairy products;

•	beverage products;

•	imported specialties; and

•	fresh produce.

We also supply a wide variety of non-food items, including:

•	paper products such as disposable napkins, plates and cups;

•	tableware such as glassware and silverware;

•	cookware such as pots, pans and utensils;

•	restaurant and kitchen equipment and supplies; and

•	cleaning supplies.

Our distribution centers, which we refer to as operating sites, distribute branded merchandise, as well as products packaged under our private brands. Products packaged under our private brands have been manufactured for Sysco according to specifications that have been developed by our quality assurance team. In addition, our quality assurance team certifies the manufacturing and processing plants where these products are packaged, enforces our quality control standards and identifies supply sources that satisfy our requirements.

Sysco Corporation is organized under the laws of Delaware. The address and telephone number of our executive offices are 1390 Enclave Parkway, Houston, Texas 77077-2099, (281) 584-1390. In this prospectus, we refer to Sysco and its subsidiaries and divisions as “we” or “us,” unless we specifically state otherwise or the context indicates otherwise. Sysco’s common stock is listed on the New York Stock Exchange under the trading symbol “SYY.”

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended June 29, 2024, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include, among other things, additions to working capital, capital expenditures, acquisitions, investments, redemption or repurchase of securities, payment or prepayment of pension liabilities, and repayment of outstanding indebtedness.

DESCRIPTION OF COMMON STOCK

We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our restated certificate of incorporation (our “Certificate of Incorporation”), our Bylaws and the applicable prospectus supplement.

Authorized Shares

Under our Certificate of Incorporation, we have the authority to issue an aggregate of 2,000,000,000 shares of common stock. As of August 16, 2024, 491,520,584 shares of our common stock were issued and outstanding and 39,701,204 shares of our common stock were reserved for issuance pursuant to our currently active stock plans. We have also granted options, restricted stock units and performance share units representing the right to purchase or receive shares of our common stock under previous equity incentive plans, which derivative securities remain outstanding.

Dividends

Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock is entitled to receive any dividends our Board of Directors declares out of funds legally available to pay dividends. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant.

Voting Rights

Each holder of common stock is entitled to one vote per share, and is entitled to vote on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. As a result, under the Delaware General Corporation Law (the “DGCL”), the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director, subject to any voting rights held by holders of our preferred stock.

Liquidation Rights

If we liquidate our business, holders of common stock are entitled to share equally in any distribution of our assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock.

Absence of Other Rights

Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities. In addition, there are no conversion rights or redemption or sinking fund provisions.

Miscellaneous

All shares of common stock being offered by the applicable prospectus supplement will, when issued and paid for, be fully paid and non-assessable. Our Certificate of Incorporation contains no restrictions on the alienability of the common stock. Our common stock is traded on the New York Stock Exchange under the symbol “SYY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc.

Certain Anti-Takeover Effects

General. Certain provisions of our Certificate of Incorporation, our Bylaws and the DGCL could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors, regardless of whether our stockholders support the transaction. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws and the DGCL.

Business Combinations. Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our Certificate of Incorporation nor our Bylaws contains a provision electing to “opt-out” of Section 203.

Supermajority Requirement for Business Combinations. In addition to the requirements of Section 203 of the DGCL, our Certificate of Incorporation provides that the affirmative vote of 80% of our outstanding stock entitled to vote shall be required for certain business combinations not approved by a majority of our Directors who are not affiliated with the interested party in the potential transaction, except in certain circumstances. This provision of our Certificate of Incorporation may only be amended by the affirmative vote of 80% of our outstanding stock entitled to vote.

Advance Notice Provisions. Stockholders seeking to nominate candidates to be elected as directors at an annual meeting or to bring business before an annual meeting must comply with an advance written procedure. Only persons who are nominated by or at the direction of our board, or by a stockholder who has given timely written notice to our Secretary before the meeting to elect directors, will be eligible for election as directors.

At any stockholders’ meeting the business to be conducted is limited to business brought before the meeting by or at the direction of the board of directors, or a stockholder who has given timely written notice to our Secretary of its intention to bring business before an annual meeting. A stockholder must give notice that is received at our principal executive offices in writing not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting. However, if the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date, notice by the stockholder in order to be timely must be received not later than the later of the close of business 90 days prior to the annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made by Sysco. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder must give notice to nominate a director not later than the close of business on the tenth day following the day notice of the special meeting was mailed to stockholders or public disclosure of the date of the meeting was first made by Sysco. A stockholder’s notice must also contain certain information specified in our Bylaws. These provisions may preclude or deter some stockholders from bringing matters before, or making nominations for directors at, an annual meeting. Our Certificate of Incorporation and Bylaws provide that 35% of the shares entitled to vote at a meeting shall constitute a quorum except as otherwise required by law.

In addition, holders who have “owned” (as defined in our Bylaws) at least 3% of Sysco’s outstanding Common Stock continuously for a period of 3 years may nominate a number of director nominees equal to 20% of the total number of directors constituting the Board (rounded down), subject to a two nominee aggregate minimum, which nominees will be included in the Company’s proxy statement for the corresponding annual meeting of stockholders if the nominating stockholder(s) and the respective nominee(s) (each, a “Proxy Access Nominee”) comply with the additional eligibility, procedural and disclosure requirements set forth in our Bylaws, including the following:

•	a limit of 20 on the number of stockholders that may aggregate their ownership for purposes of satisfying the 3% threshold referenced above;

•	procedures for nominating stockholders to submit timely written notice of their proxy access nominations;

•	eligibility requirements for each Proxy Access Nominee;

•	disclosures, agreements and representations required to be submitted to the Company by each nominating stockholder and each Proxy Access Nominee; and

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circumstances in which (i) the maximum number of Proxy Access Nominees shall be reduced or (ii) the Board will not be required to include any Proxy Access Nominees in the Company’s proxy statement for a particular annual meeting of stockholders.

Special Meetings. Only our Board, our Chairman of the Board or our Chief Executive Officer, in each case with the concurrence of the majority of the Board, or our Secretary, at the written request of stockholders of record who own at least 25% of our outstanding common shares and comply with certain procedural requirements, may call a special meeting of stockholders. These provisions may make it more difficult for stockholders to take action opposed by our Board.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Certificate of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Limitation of Liability; Indemnification

Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to us or our stockholders for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as:

•	breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	the unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derives an improper personal benefit.

These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or Sysco from bringing a lawsuit against our directors. However, these provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. Also, these provisions will not alter a director’s liability under federal securities laws.

Our Certificate of Incorporation and Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and our Bylaws provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. These rights are deemed to have fully vested at the time the indemnitee assumes his or her position with Sysco and shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

DESCRIPTION OF PREFERRED STOCK

We may issue, from time to time, shares of one or more series of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Certificate of Incorporation, our Bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our Certificate of Incorporation, Bylaws and the relevant certificate of designation.

Authorized Shares

Under our Certificate of Incorporation, we have the authority to issue 1,500,000 shares of preferred stock.

General

Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

•	whether and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations of or restrictions on the rights or privileges of the series.

Dividends

Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that has a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full cumulative dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for all past dividend periods and the then current dividend period. Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that does not have a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for the then current dividend period. Notwithstanding the required order of the payment of dividends on any preferred stock as described in this paragraph, the applicable prospectus supplement may allow for monies deposited in a sinking fund to be applied to the purchase or redemption of preferred stock, regardless of its ranking relative to other series of our preferred stock.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of any outstanding shares of our preferred stock will have a liquidation preference to holders of our common stock in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in the event of insolvency. Neither a consolidation nor merger of us with another corporation shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that class;

•	increase or decrease the par value of the shares of that class; or

•	alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If any amendment to our Certificate of Incorporation would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement, when issued and paid for, will be fully paid and non-assessable.

When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our Certificate of Incorporation or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities to be offered will constitute either senior or subordinated debt of Sysco and will be issued, in the case of senior debt, under a Senior Debt Indenture (the “Senior Debt Indenture”), as it may be amended and supplemented from time to time, between Sysco and U.S. Bank National Association, as successor Trustee, and, in the case of subordinated debt, under a Subordinated Debt Indenture (the “Subordinated Debt Indenture”), as it may be amended and supplemented from time to time, between Sysco and the trustee to be named in any prospectus supplements relating to subordinated debt. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” Any series of debt securities may be offered together with the unconditional guarantees of one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries. U.S. Bank National Association and the trustee to be named in the prospectus supplements relating to subordinated debt, if any, are hereinafter referred to individually as a “Trustee” and collectively as the “Trustees.” The Senior Debt Indenture and form of Subordinated Debt Indenture are included as exhibits to the Registration Statement of which this prospectus is a part (the “Registration Statement”).

The following summaries of certain provisions of the Indentures and the debt securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the debt securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See “Senior Debt” and “Subordinated Debt.” As of June 29, 2024, we had outstanding approximately $10.5 billion of senior notes and debentures that were issued under the Senior Debt Indenture.

General

The Indentures do not limit the amount of additional indebtedness we or any of our subsidiaries may incur. The debt securities will be unsecured senior or subordinated obligations of Sysco.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount. One or more of Sysco Corporation’s direct or indirect subsidiaries may unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.”

Reference is made to the prospectus supplement for the following terms of and information relating to the debt securities of any series and any guarantees thereof (to the extent such terms are applicable):

•	the classification as senior or subordinated debt securities, the specific designation, aggregate principal amount and purchase price;

•	the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, will or may be payable;

•	the date or dates of maturity;

•	any redemption, repayment or sinking fund provisions;

•

the interest rate or rates, if any, the dates on which any such interest will be payable and the regular record dates for such interest payments (or the method by which such rate or rates or dates will be determined);

•

the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on such debt securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

•	the place or places where the principal, premium, if any, and interest, if any, on such debt securities will be payable;

•

whether such debt securities will be issuable in registered form, without coupons, or bearer form, with or without coupons (“bearer securities”) or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

•

whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and if so, the identity of the depositary, if any, for such global debt securities;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

•

if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

•	if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

•

any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of Sysco or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•

any applicable United States federal income tax consequences, including whether and under what circumstances we will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the terms and conditions upon which and the manner in which such debt securities may be defeased or discharged if different from the defeasance provisions described below;

•	the identity of the specific guarantors, if any, and the terms of any guarantees of the debt securities; and

•

any other specific terms of such debt securities, including any additional or different events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer securities (except when held in temporary global form) and the coupons, if any, appertaining thereto (except when attached to temporary global securities) will be transferable by delivery.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under the applicable Indenture as security registrar for the debt securities we issue in registered form under that Indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. Sysco or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest, or interest at a rate that at the time of issuance is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities (or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in the relevant prospectus supplement.

Debt securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more currencies, commodities, indices or other factors. Holders of such debt securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on such dates of the applicable currency, commodity, index or other factor. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, commodities, indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the prospectus supplement, and except as set forth below under “Merger or Consolidation,” the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Guarantee of Debt Securities

One or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries may guarantee, fully and unconditionally, unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

In February 2012, we entered into a supplemental indenture to amend the Senior Debt Indenture to provide for guarantees for our debt securities under the Senior Debt Indenture. The supplemental indenture was signed by certain of Sysco Corporation’s U.S. broadline subsidiaries as initial guarantors, and served to update the Senior Debt Indenture to reflect the guarantees they provided in 2011 for our existing senior debt securities and to provide that we may have them guarantee future issuances of senior debt securities under the Senior Debt Indenture. The supplemental indenture included a provision that states that the obligations of each guarantor under its guarantees and the Senior Debt Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such guarantor (including any other guarantees), result in the obligations of such guarantor under its guarantees and the Senior Debt Indenture not constituting a fraudulent transfer or conveyance under any bankruptcy law or any similar federal, state or foreign law affecting the rights of creditors generally.

Any series of debt securities may be guaranteed by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates. Unless otherwise provided in a prospectus supplement, guarantees of senior debt securities will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the respective guarantors. Guarantees of subordinated debt securities will be junior in right of payment to all of the present and future senior indebtedness of the respective guarantors, including without limitation, guarantees of senior indebtedness, to the extent described in each prospectus supplement.

The assets of Sysco Corporation consist principally of the stock of its subsidiaries. Therefore, the rights of Sysco Corporation and the rights of its creditors to participate in the assets of any subsidiary upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Sysco Corporation itself and/or the claims of those creditors themselves may be recognized as creditor claims of the subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. Furthermore, the ability of Sysco Corporation to service its indebtedness and other obligations is dependent upon the earnings and cash flow of its subsidiaries and the distribution or other payment to it of such earnings or cash flow. If any of Sysco Corporation’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Sysco Corporation’s rights and the rights of our creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless Sysco Corporation or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. If your debt securities are not guaranteed by a subsidiary, you will not be a direct creditor of that subsidiary, and your rights to obtain payments from that subsidiary will be structurally subordinated to the rights of that subsidiary’s creditors.

As of June 29, 2024, certain of Sysco Corporation’s U.S. broadline subsidiaries were guarantors under approximately $10.5 billion of Sysco’s outstanding senior notes and debentures, and such subsidiaries may also guarantee one or more series of additional debt securities issued under the indenture. In addition, although Sysco currently does not have any secured indebtedness, if in the future Sysco Corporation or any guarantor incurs any secured indebtedness, the debt securities and any related guarantees will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness.

Sysco Corporation is also an indirect holding company for other non-guarantor subsidiaries. Such non-guarantor subsidiaries currently include our international and SYGMA subsidiaries, as well as our Asian foods, custom-cut meat, specialty produce, hotel supply and certain other subsidiaries. To the extent any subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Sysco Corporation, including holders of that series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of any subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.

Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by the guarantors. The applicable supplemental indentures for the debt securities offered hereunder may provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of the guarantors under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.

To the extent that a court were to find that (x) a guarantee was incurred by any guarantor with the intent to hinder, delay or defraud any present or future creditor or (y) each guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and that guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of such guarantor constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of each guarantor’s other creditors. To the extent any guarantee issued by any guarantor was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by that guarantor could cease to have any direct claim against that guarantor and would be creditors solely of Sysco, and any claims against that guarantor would be structurally subordinated, as discussed above. In addition, in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the lender impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the lender elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the lender otherwise takes action under loan documents that materially prejudices the guarantor.

We and each guarantor intend to attempt to structure the issuances of the guarantees by each guarantor in such a manner that they will not be fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

Global Securities

Registered Global Securities. The registered debt securities of a series may be issued in the form of one or more fully registered global securities (a “Registered Global Security”) that will be deposited with (and registered in the name of) a depositary (a “Depositary”) identified in the prospectus supplement relating to such series (or a nominee of the Depositary). Unless and until it is exchanged in whole for debt securities in “definitive” form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (A security held in “definitive” form is a certificated security other than a Global Security, meaning that it is not registered in the name of and held by a Depositary, and it is therefore not subject to the transfer restriction described immediately above.)

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that provisions substantially similar to the following will apply to all depositary arrangements. However, the operations and procedures of depositaries are solely within their control and are subject to changes by them. We do not take any responsibility for those operations and procedures. Thus, investors receiving interests in a Registered Global Security would need to contact the depositary or the participants in the depositary through which the investors hold their interests in order to discuss these matters.

A depositary (such as, for example, the Depository Trust Company, or “DTC”) is generally an entity created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. Participants generally include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to a depositary’s system may also be available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of the depositary, either directly or indirectly, and these entities are referred to as “indirect participants.”

Therefore, ownership of beneficial interests in a Registered Global Security would be limited to persons that are participants in (i.e., persons who have accounts with) the Depositary and persons that hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such Registered Global Security beneficially owned by or through such participants. The accounts to be credited initially will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states (and countries other than the United States) may require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons would be limited to that extent. Because a depositary can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a Global Security to pledge such interests to persons or entities that do not participate in the depositary’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, we will consider the Depositary or its nominee, as the case may be, the sole owner and holder of the debt securities represented by the Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the debt securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under such Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security (and, if such person is not a participant, on the procedures of the participant through which such person owns its interest) to exercise any rights of a holder under such Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give any notice or consent or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security generally either (i) authorizes the participants holding the relevant beneficial interests to give such notice or consent or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or consent or take such action, or (ii) otherwise acts upon the instructions of beneficial owners holding through them.

Payments of principal, premium, if any, and interest, if any, on debt securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of Sysco, the Trustee, Sysco Corporation’s subsidiaries that guarantee the debt securities, or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary for any debt securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be the responsibility of such participants and will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers or registered in “street name.”

If the Depositary for any debt securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary (including its loss of eligibility to so serve because it is no longer a clearing agency registered under the Exchange Act), and we do not appoint a successor Depositary which is registered as a clearing agency under the Exchange Act within 90 days, we will issue such debt securities in definitive form in exchange for such Registered Global Security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more Registered Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such debt securities. Any debt securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the applicable Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

Global Securities for Bearer Instruments. Debt securities of a series intended to trade in bearer form (referred to elsewhere herein as bearer securities) may also be represented by one or more Global Securities that will be deposited with a common depositary or with a nominee for such depositary, in either case as identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of bearer debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series.

Senior Debt

The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) issued under the Senior Debt Indenture (referred to herein as the “senior debt securities”) will rank pari passu with all of our other debt which is (a) unsecured and unsubordinated debt and (b) senior to the subordinated debt securities described below under “Subordinated Debt.”

The indentures contain certain restrictive covenants that apply, or may apply, to us and our Subsidiaries (as defined below). The covenants described below under “Limitations on Liens” and “Limitations on Sale and Lease-Back Transactions” will not apply to a series of debt securities unless we specifically so provide in the applicable prospectus supplement.

You should read carefully the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.

Limitations on Liens. We covenant in the Senior Debt Indenture that we will not (nor will we permit any Subsidiary to) issue, incur, create, assume or guarantee any debt for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments) secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“mortgage”) upon any Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the senior debt securities (together with, if we shall so determine, any other indebtedness of or guarantee by us or such Subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or, at our option, prior to) such secured debt. The foregoing restriction, however, will not apply to each of the following: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation’s becoming a Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by us or a Subsidiary, or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to us or to a Subsidiary; (d) mortgages existing at the date of the initial issuance of any senior debt securities then outstanding; (e) mortgages on property of a person existing at the time such person is merged into or consolidated with Sysco or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a), (b), (d), (e) or (f); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement. Any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any other Principal Property of ours or of one of our Subsidiaries, or any shares of stock or indebtedness of any such Subsidiary, subject to the foregoing limitations, other than the property, including improvements thereto, stock or indebtedness specified in such clauses. (Senior Debt Indenture Section 3.7).

Notwithstanding the restrictions in the preceding paragraph, we or any Subsidiary of ours may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the senior debt securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed 20% of Sysco’s Consolidated Net Tangible Assets. (Senior Debt Indenture Section 3.7).

Limitations on Sale and Lease-Back Transactions. We also covenant in the Senior Debt Indenture that we will not, nor will we permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between us and one of our Subsidiaries, or between Subsidiaries, unless: (a) we or such Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the senior debt securities, pursuant to the limitation on liens described above; or (b) the proceeds of such transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our Board of Directors) and we apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of Sysco or a Subsidiary (other than debt that is subordinated to the senior debt securities or debt to us or a Subsidiary) that matures more than 12 months after its creation or (ii) the purchase, construction or development of other comparable property. (Senior Debt Indenture Section 3.8).

Certain Definitions

As used in the indentures and this prospectus, the following definitions apply:

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any property is defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by our Board of Directors); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the Senior Debt Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” is defined in the Senior Debt Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and of obligations under capital leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Principal Property” is defined in the Senior Debt Indenture to mean the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant, any manufacturing, distribution or research facility or any self-serve center (in each case, whether now owned or hereafter acquired) which is owned or leased by us or any Subsidiary and is located within the United States of America or Canada unless our Board of Directors has determined in good faith that such office, plant facility or center is not of material importance to the total business conducted by us and our Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Sale and Lease-Back Transaction” is defined in the Senior Debt Indenture to mean any arrangement with any person providing for the leasing by us or any Subsidiary of any Principal Property which property has been or is to be sold or transferred by us or such Subsidiary to such person.

“Subsidiary” is defined in the Senior Debt Indenture to mean any corporation in which we and/or one or more of our Subsidiaries together own voting stock having the power to elect a majority of the board of directors of such corporation, directly or indirectly. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Senior Debt Indenture Section 1.1).

Subordinated Debt

The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) issued under the Subordinated Debt Indenture (referred to herein as the subordinated debt securities) will rank junior to “Senior Indebtedness” (as such term is defined in the Subordinated Debt Indenture). The payment of the principal, premium, if any, and interest on the subordinated debt securities is subordinated and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to the prior payment in full of all “Senior Indebtedness,” as explained below. The senior debt securities previously issued under the Senior Debt Indenture prior to the date of this prospectus are described above under “Senior Debt.”

No Payment If Senior Indebtedness In Default. No payment (including the making of any deposit in trust with the Trustee in accordance with Section 10.1 of the Subordinated Debt Indenture) on account of principal, premium, if any, or interest on any subordinated debt securities (nor any payment to acquire any of the subordinated debt securities for cash or property) may be made if, at the time of such payment or immediately after giving effect thereto, either of the following is true:

•

there exists a default in the payment of the principal, premium, if any, or interest with respect to any Senior Indebtedness, when due and payable, whether at maturity, upon redemption, by declaration or otherwise; or

•

during certain “blockage periods” based on a non-monetary default with respect to Senior Indebtedness. A blockage period begins when holders of any Senior Indebtedness give written notice of certain types of events of default with respect to the Senior Indebtedness to the Trustee and us. The event of default must not be a default in the payment of principal, premium (if any), or interest, and it must permit the holders of the Senior Indebtedness to accelerate the maturity of the Senior Indebtedness. A blockage period will last 180 days, except that it will end earlier if the event of default has been cured or waived, or if the holders of the Senior Indebtedness send a notice to the Trustee and us terminating the blockage period.

The Trustee may still make payments on subordinated debt securities during a blockage period, if the payments are made from monies or securities previously deposited with the Trustee pursuant to the terms of Section 10.1 of the Subordinated Debt Indenture, so long as at the time such deposit was made (and immediately after giving effect thereto) the above conditions did not exist.

Once the blockage period expires, we will be obligated to promptly pay to subordinated debt holders all sums not paid during the blockage period. Only one such blockage period may be commenced within any 360 consecutive days. In addition, where an event of default exists on the day a blockage period is commenced, that event of default cannot be made the basis for a second blockage period until the earlier default was cured or waived for a period of at least 90 consecutive days.

(Subordinated Debt Indenture, Section 13.2).

Priority of Senior Indebtedness. The holders of Senior Indebtedness will be entitled to require payment in full of all principal, premium (if any), and interest on the Senior Indebtedness before subordinated debt holders may receive any payment of principal, premium (if any), or interest on the subordinated debt securities, or any payment to acquire any of the subordinated debt securities, upon any of the following events:

•	insolvency, bankruptcy proceedings, receivership, liquidation or reorganization of Sysco under Federal or state law, or similar proceedings, relative to Sysco or its creditors, or its property;

•	voluntary liquidation, dissolution or winding up of Sysco;

•	an assignment for the benefit of creditors or any other marshalling of assets of Sysco (whether or not involving insolvency or bankruptcy); or

•

a declaration that any subordinated debt security is due and payable before its expressed maturity because of the occurrence of an Event of Default under the Subordinated Debt Indenture (see “Events of Default” below).

However, the Trustee may nonetheless make payments on a subordinated debt security under such circumstances if the payment is made from monies or securities previously deposited with the Trustee pursuant to the terms of Section 10.1 of the Subordinated Debt Indenture, so long as at the time such deposit was made (or immediately after giving effect thereto) the above conditions did not exist. (Subordinated Debt Indenture, Section 13.3).

Under the Subordinated Debt Indenture, the term “Senior Indebtedness” means (a) all indebtedness and obligations of Sysco existing on the date of the Subordinated Debt Indenture or created, incurred or assumed thereafter, and which (i) are for money borrowed; (ii) are evidenced by any bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any assets or services of any kind; (iv) are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) are reimbursement obligations with respect to letters of credit or other similar instruments; (vi) are obligations under interest rate, currency or other indexed exchange agreements, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements; (vii) are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness or obligations of other persons of the types referred to in clauses (i) through (vi) above (other than endorsements for collection or deposits in the ordinary course of business); or (viii) are obligations of other persons of the type referred to in clauses (i) through (vii) above secured by a lien to which any of our properties or assets are subject, whether or not the obligations secured thereby shall have been issued by us or shall otherwise be our legal liability; and (b) any deferrals, renewals, amendments, modifications, refundings or extensions of any such indebtedness or obligations of the types referred to above. However, notwithstanding the foregoing, Senior Indebtedness does not include (1) any indebtedness of Sysco to any of our subsidiaries, (2) any indebtedness or obligation of Sysco which by its express terms is stated to be not superior in the right of payment to the subordinated debt securities or to rank pari passu with, or to be subordinated to, the subordinated debt securities, or (3) any indebtedness or obligation incurred by us in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable.

(Subordinated Debt Indenture, Section 1.1).

By reason of such subordination, in the event of insolvency, holders of subordinated debt securities who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

Merger or Consolidation

Each of the Indentures provides that we may merge or consolidate with any other person or persons (whether or not affiliated with us), and we may sell, convey, transfer or lease all or substantially all of our property to any other person or persons (whether or not affiliated with us), so long as we meet the following conditions:

1.

Either (a) the transaction is a merger or consolidation, and Sysco is the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease substantially all of our property) is a corporation organized under the laws of the United States or any state thereof and expressly assumes, by supplemental indenture satisfactory to the Trustee, all of our obligations under the Indenture and the relevant debt securities and coupons; and

2.

Immediately after giving effect to the transaction, no Event of Default (and no event or condition which, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing with respect to any series of debt security outstanding under the relevant Indenture.

(Senior and Subordinated Debt Indentures, Section 9.1).

In the event of any of the above transactions, if there is a successor person as described in paragraph (1)(b) immediately above, then the successor will expressly assume all of our obligations under the Indenture and automatically be substituted for us in the Indenture and as issuer of the debt securities. Further, if the transaction is in the form of a sale or conveyance, after any such transfer (except in the case of a lease), Sysco will be discharged from all obligations and covenants under the Indenture and all debt securities issued thereunder and may be liquidated and dissolved. (Senior and Subordinated Debt Indentures, Section 9.2).

Events of Default

An Event of Default is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being: (a) default in payment of any principal of or premium, if any, on the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise (including a default in the deposit of any sinking fund payment with respect to the debt securities of such series when and as due); (b) default for 30 days in payment of any interest on any debt securities of such series; (c) default for 90 days after written notice (given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected by the default) in the observance or performance of any other covenant or agreement in respect of the debt securities of such series or such Indenture other than a covenant or agreement which is not applicable to the debt securities of such series, or a covenant or agreement with respect to which more particular provision is made; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided in the supplemental indenture under which such series of debt securities is issued, or in the form of debt security for such series. (Senior and Subordinated Debt Indentures, Section 5.1).

Under each Indenture, if an Event of Default occurs and is continuing with respect to a series, then either the Trustee or the holders of 25% or more in principal amount of the outstanding debt securities of the affected series (voting as a single class) may declare the principal (or such portion thereof as may be specified in the terms thereof) of all debt securities of all affected series (plus any interest accrued thereon) to be due and payable immediately (unless the principal of such series has already become due and payable). However, upon certain conditions, such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the outstanding debt securities of all such affected series (treated as one class). If an Event of Default due to certain events of bankruptcy, insolvency or reorganization shall occur, the principal (or such portion thereof as may be specified in the terms thereof) of and interest accrued on all debt securities then outstanding shall become due and payable immediately, without action by the Trustees or the holders of any such debt securities. (Senior and Subordinated Debt Indentures, Sections 5.1 and 5.10).

Each Indenture requires the Trustee to give notice, within 90 days after the occurrence of default with respect to the securities of any series, of all defaults with respect to that series known to the Trustee (i) if any unregistered securities of that series are then outstanding, to the holders thereof, by publication at least once in a newspaper in New York and London and (ii) to all holders of registered securities of such series by way of mail, unless in each case such defaults have been cured before mailing or publication. Except in the case of default in the payment of the principal of or interest on any of the securities of such series, or in the payment of any sinking fund installment on such series, the Trustee will be protected in withholding such notice if and so long as the Trustee’s board of directors, the Trustee’s executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the holders of such series. (Senior and Subordinated Debt Indentures, Section 5.11)

Each Indenture entitles the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Senior and Subordinated Debt Indentures, Sections 5.6 and 6.2). Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series. (Senior and Subordinated Debt Indentures, Section 5.9). The Indenture does not require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there are reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. (Senior and Subordinated Debt Indentures, Section 6.1).

Each Indenture provides that no holder of debt securities of any series or of any coupon issued under such Indenture may institute any action against Sysco under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless (1) such holder previously shall have given to the Trustee written notice of default and continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, (3) the Trustee shall not have instituted such action within 60 days of such request, and (4) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class). (Senior and Subordinated Debt Indentures, Sections 5.6 and 5.9).

Each Indenture contains a covenant that we will file annually with the Trustee a certificate stating whether or not we are in compliance (without regard to grace periods or notice requirements) with all conditions and covenants of the Indenture and, if we are not in compliance, describing the nature and status of the non-compliance. (Senior and Subordinated Debt Indentures, Section 3.5).

Defeasance

Each Indenture provides that we may defease and be discharged from any and all obligations (except as described below) with respect to the debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, as trust funds, money or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on such debt securities. Such defeasance does not apply to obligations related to the following (the “Surviving Obligations”):

•	registration of the transfer or exchange of the debt securities of such series and of coupons appertaining thereto;

•	Issuer’s right to optional redemption, if any;

•	substitution of mutilated, destroyed, lost or stolen debt securities of such series or coupons appertaining thereto;

•	maintenance of an office or agency in respect of the debt securities of such series;

•	receipt of payment of principal and interest on the stated due dates (but any rights of holders to force redemption of the debt securities does not survive);

•	rights, obligations, duties and immunities of the Trustee; and

•	rights of Holders as beneficiaries of any trust created as described above for purposes of the defeasance.

In addition, each Indenture provides that with respect to each series of debt securities issued under such Indenture, even if the debt securities will not become due and payable within one year, we may elect either (a) to defease and be discharged from all obligations with respect to the debt securities of such series (except for the Surviving Obligations) or (b) to be released from only the restrictions described under “Senior Debt,” if applicable, and “Merger or Consolidation” and, to the extent specified in connection with the issuance of such series of debt securities, other covenants applicable to such series of debt securities, by meeting certain conditions. Those conditions include depositing with the Trustee (or other qualifying trustee), in trust for such purpose, money (or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money) in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on the debt securities of such series. Such a trust may only be established if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of such Indenture.

In the event of any defeasance of any series of subordinated debt securities issued thereunder, the Subordinated Debt Indenture provides that holders of all outstanding Senior Indebtedness will receive written notice of such defeasance. (Senior and Subordinated Debt Indentures, Section 10.1).

The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of debt securities, and any such modification will be described in the applicable prospectus supplement.

Modification of the Indentures

Under each of the Indentures, we may enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to accomplish any of the following: (a) secure any debt securities, (b) evidence the assumption by a successor corporation of our obligations, (c) add covenants or Events of Default for the protection of the holders of any debt securities, (d) cure any ambiguity or correct any inconsistency in such Indenture or add any other provision which shall not adversely affect the interests of the holders of the debt securities, (e) establish the forms or terms of debt securities of any series or of the coupons appertaining to such debt securities, and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures, Section 8.1). Under the Senior Debt Indenture, we may also enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to add additional guarantees or additional guarantors in respect of all or any series of debt securities under the Indentures, or evidence the release and discharge of any guarantor from its obligations under its guarantees of all or any series of debt securities and its obligations under the Indentures in accordance with the terms of the Indentures. (Senior Debt Indenture, Section 8.1, as amended by the Thirteenth Supplemental Indenture).

Each Indenture also contains provisions permitting the Trustee and us, with the consent of the holders of not less than a majority in principal amount of the debt securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected. However, we may not do any of the following without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security, or reduce the principal amount thereof,

•	reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof,

•	reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof,

•	change the currency in which the principal thereof, premium, if any, or interest thereon is payable,

•	reduce the amount payable upon acceleration,

•	alter certain provisions of the Indenture relating to the debt securities issued thereunder not denominated in U.S. dollars,

•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due,

•	if the debt securities provide therefor, impair or affect any right of repayment at the option of the holder of such debt securities, or

•	reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications.

(Senior and Subordinated Debt Indentures, Section 8.2).

In addition, the Subordinated Debt Indenture provides that it may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of Senior Indebtedness then outstanding whose rights would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6).

Governing Law

Each of the Indentures provides that it and the debt securities issued thereunder shall be deemed to be a contract under, and for all purposes shall be construed in accordance with, the laws of the State of New York. The guarantees also will be governed by New York law.

The Trustee

The Indenture provides that if an event of default occurs and is continuing, the Trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

The Trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

U.S. Bank National Association, the Trustee under the Senior Debt Indenture, is the issuing and paying agent for our commercial paper program, and is one of a number of banks with which we maintain ordinary banking relationships, for which they receive customary fees.

Paying and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters;

•	through dealers; or

•	through a combination of any of these methods of sale.

We may sell the securities directly, for cash or in exchange for assets. In that event, no underwriters or agents would be involved. Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to the securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We may agree to indemnify any such agents against certain liabilities, including liabilities under the Securities Act. Such agents might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may conduct an offering of the securities through underwriters (by entry into an underwriting agreement) from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we do so, we will name the underwriters and describe the terms of our sale of the securities to them in the prospectus supplement relating to such the securities, which will be used by the underwriters to make resales of the securities. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. We might agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters may make with respect to these liabilities. Such underwriters might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may conduct an offering of the securities through dealers from time to time. If we do so, we would sell the securities to the dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, as principal. The dealer might then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We might agree to indemnify the dealers against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the dealers may make with respect to these liabilities. Such dealers might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts. Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

Each series of securities will be a new issue and, other than our common stock, which is listed on The New York Stock Exchange, will have no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In connection with an offering of securities pursuant to this prospectus, the underwriters may over-allot or effect transactions that stabilize or maintain the market prices of the securities offered hereby or our other securities at levels above those which might otherwise prevail in the open market. Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M under the Exchange Act. If we offer securities in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. They may effect such transactions on an exchange or in the over-the-counter market. If the underwriters commence such stabilizing, it may be discontinued at any time.

We will describe in a prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) the terms of the offering of securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities being offered and the proceeds or property we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities and the guarantees is being passed upon for Sysco by Reed Smith LLP, Houston, Texas. Certain legal matters relating to offerings of the securities and the related guarantees will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sysco Corporation and its Consolidated Subsidiaries appearing in Sysco Corporation’s Annual Report (Form 10-K) for the year ended June 29, 2024, and the effectiveness of Sysco Corporation and its Consolidated Subsidiaries’ internal control over financial reporting as of June 29, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

38

SYSCO CORPORATION

$600,000,000 4.400% Senior Notes due 2031

$650,000,000 4.950% Senior Notes due 2036

Joint Book-Running Managers

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

TD Securities

Wells Fargo Securities

Deutsche Bank Securities

PNC Capital Markets LLC

Truist Securities

US Bancorp

Co-Managers

Barclays

BNP PARIBAS

Rabo Securities

Scotiabank

BMO Capital Markets

Lloyds Securities

Siebert Williams Shank

Zions Capital Markets

AmeriVet Securities

Independence Point Securities

February 10, 2026